                                                                    EXHIBIT 99.2

                                                      REPUBLIC CONTACTS
                                  Media Inquiries: Will Flower (954) 769-6392 Investor Inquiries: Tod Holmes (954) 769-2387
                                                      Ed Lang     (954) 769-3591



                         REPUBLIC SERVICES, INC. REPORTS
                   SECOND QUARTER EARNINGS OF $0.37 PER SHARE

                     o Company initiates quarterly dividend
                     o Company on target to meet
                       2003 financial objectives


FORT LAUDERDALE, FLA., JULY 30, 2003...Republic Services, Inc. (NYSE: RSG) today reported net income of $60.4 million, or $0.37 per share, for the three months ended June 30, 2003, versus $61.0 million, or $0.36 per share, for the comparable period last year. Revenue in the second quarter of 2003 increased 6.5 percent to $637.3 million from $598.2 million for the same period in 2002. Operating income for the three months ended June 30, 2003 was $113.5 million, compared to $116.3 million for the same quarter last year. EBITDA for the three months ended June 30, 2003 increased by 6.2% to $176.0 million compared to $165.7 million for the same period in 2002.

For the six months ended June 30, 2003, net income, before the cumulative effect of changes in accounting principles, was $115.0 million, or $0.70 per share, versus $115.9 million, or $0.69 per share, for the comparable period last year. Revenue increased 7.1 percent to $1,231.9 million from $1,150.1 million for the same period in 2002. Operating income for the six months ended June 30, 2003 was $218.9 million compared to $223.2 million for the same period last year. EBITDA for the six months ended June 30, 2003 increased by 7.7% to $341.3 million compared to $317.0 million for the same period in 2002.

During the first quarter of 2003, the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 required the Company to change the methodology it used to record closure and post-closure costs at its landfills. As of January 1, 2003, in accordance with APB No. 20, the Company recorded an after-tax expense of $37.8 million as a cumulative effect of a change in accounting principle relating to the adoption of SFAS 143 and a change in accounting principle relating to methane gas collection systems. These changes do not effect the Company's cash flows.

Including the cumulative effect of the changes in accounting principles, net income for the six months ended June 30, 2003 was $77.2 million, or $0.47 per share. If the changes in accounting principles were effective January 1, 2002, net income for the six months ended June 30, 2003 and 2002 would have been $115.0 million, or $0.70 per share, and $114.8 million, or $0.68 per share, respectively.

"The Company's strong cash flow allows us to fund growth, continue to repurchase stock and introduce a quarterly dividend," said James E. O'Connor, Chairman and Chief Executive Officer of Republic Services, Inc. "We are on target to achieve our 2003 financial objectives. Our field organization's continued diligence has allowed us to overcome higher fuel and insurance costs. We remain focused on our revenue and cost initiatives. Providing excellent customer service, managing operational costs and increasing customer retention remain key focal points for the organization."

Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company's operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company's estimates and assumptions concerning its selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company's landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company's ability to manage growth; compliance with, and future changes in, environmental regulations; the Company's ability to obtain approval from regulatory agencies in connection with expansions at the Company's landfills; the ability to obtain financing on acceptable terms to finance the Company's operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company's dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company's filings with the Securities and Exchange Commission.

                                       ###

                             REPUBLIC SERVICES, INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In millions, except per share data)




                                                        Three Months Ended June 30,
                                                        ---------------------------
                                                            2003           2002
                                                          --------       --------


Revenue                                                   $  637.3       $  598.2

Expenses:
  Cost of operations                                         399.3          371.5
  Depreciation, amortization and depletion                    59.4           49.4
  Accretion                                                    3.1             --
  Selling, general and administrative                         62.0           61.0
                                                          --------       --------

Operating income                                             113.5          116.3

Interest expense, net                                        (17.5)         (18.2)
Other income (expense), net                                    1.5            0.3
                                                          --------       --------

Income before income taxes                                    97.5           98.4

Provision for income taxes                                    37.1           37.4
                                                          --------       --------

Net income                                                $   60.4       $   61.0
                                                          ========       ========


Basic and diluted earnings per share                      $   0.37       $   0.36
                                                          ========       ========


Weighted average common shares                               162.5          167.5
                                                          ========       ========


Pro forma amounts assuming the
  changes in accounting principles are
  applied retroactively:
  Net income                                              $   60.4       $   60.4
  Basic and diluted earnings per share                    $   0.37       $   0.36



                             REPUBLIC SERVICES, INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In millions, except per share data)



                                                Six Months Ended June 30,
                                                -------------------------
                                                   2003            2002
                                                ---------       ---------


Revenue                                         $ 1,231.9       $ 1,150.1

Expenses:
  Cost of operations                                767.0           713.5
  Depreciation, amortization and depletion          116.2            93.8
  Accretion                                           6.2              --
  Selling, general and administrative               123.6           119.6
                                                ---------       ---------

Operating income                                    218.9           223.2

Interest expense, net                               (35.7)          (36.7)
Other income (expense), net                           2.3             0.4
                                                ---------       ---------

Income before income taxes                          185.5           186.9

Provision for income taxes                           70.5            71.0
                                                ---------       ---------

Income before cumulative effect of changes
  in accounting principles                          115.0           115.9

Cumulative effect of changes in
  accounting principles, net of tax                 (37.8)             --
                                                ---------       ---------

Net income                                      $    77.2       $   115.9
                                                =========       =========

Basic and diluted earnings per share:

  Before cumulative effect of changes
    in accounting principles                    $    0.70       $    0.69

  Cumulative effect of changes in
    in accounting principles, net of tax            (0.23)             --
                                                ---------       ---------

  Basic and diluted earnings per share          $    0.47       $    0.69
                                                =========       =========


Weighted average common shares                      162.9           168.3
                                                =========       =========


Pro forma amounts assuming the
  changes in accounting principles are
  applied retroactively:
  Net income                                    $   115.0       $   114.8
  Basic and diluted earnings per share          $    0.70       $    0.68

                             REPUBLIC SERVICES, INC.
                  SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION


         The following information should be read in conjunction with the Company's audited Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-K as of and for the year ended December 31, 2002. It should also be read in conjunction with the Company's Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-Q as of and for the three months ended March 31, 2003.

CHANGES IN ACCOUNTING PRINCIPLES

         During the first quarter of 2003, the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 required the Company to change the methodology it used to record closure and post-closure costs related to its landfills. Upon adopting SFAS 143, the Company no longer records closure and post-closure expense as a component of cost of operations. Instead, amortization expense is recorded on the capitalized portion of the obligation and accretion expense is recorded using the effective interest method.

         As of January 1, 2003, the Company recorded an after-tax expense of $20.8 million as a cumulative effect of a change in accounting principle resulting from the adoption of SFAS 143. In addition, the Company also recorded an after-tax expense of $17.0 million as a cumulative effect of a change in accounting principle relating to its accounting for methane gas collection systems.

         The following table summarizes the adjustments to net income and earnings per share for the three and six months ended June 30, 2002 as if SFAS 143 and the Company's change in accounting principle relating to its methane gas collection systems were adopted January 1, 2002:


                                                                                          THREE MONTHS ENDED
                                                                                            JUNE 30, 2002
                                                                                  -----------------------------------
                                                                                      NET INCOME     BASIC AND DILUTED
                                                                                   (IN MILLIONS)    EARNINGS PER SHARE
                                                                                   -------------    ------------------
      Reported                                                                          $61.0             $ .36

      SFAS 143:
        Reversal of closure and post-closure expense previously reported                  4.2               .03
        Reversal of landfill purchase price amortization previously reported               .2                --
        Accretion expense                                                                (1.7)             (.01)
        Landfill amortization                                                            (2.8)             (.02)
                                                                                        -----             -----
      Total adjustments for SFAS 143                                                      (.1)               --

      Methane Gas Collection Systems:
        Reversal of depreciation previously recorded                                       .1                --
        Depletion expense                                                                 (.6)               --
                                                                                        -----             -----
      Total adjustment for methane gas collection systems                                 (.5)               --
                                                                                        -----             -----
      Adjusted                                                                          $60.4             $ .36
                                                                                        =====             =====


                                                                                           SIX MONTHS ENDED
                                                                                              JUNE 30, 2002
                                                                                   -----------------------------------
                                                                                    NET INCOME       BASIC AND DILUTED
                                                                                   (IN MILLIONS)    EARNINGS PER SHARE
                                                                                   -------------    ------------------
      Reported                                                                          $115.9             $  .69

      SFAS 143:
        Reversal of closure and post-closure expense previously reported                   7.6                .05
        Reversal of landfill purchase price amortization previously reported                .4                 --
        Accretion expense                                                                 (3.1)              (.02)
        Landfill amortization                                                             (5.1)              (.03)
                                                                                        ------             ------
      Total adjustments for SFAS 143                                                       (.2)                --

      Methane Gas Collection Systems:
        Reversal of depreciation previously recorded                                        .2                 --
        Depletion expense                                                                 (1.1)              (.01)
                                                                                        ------             ------
      Total adjustment for methane gas collection systems                                  (.9)              (.01)


      Adjusted                                                                          $114.8             $  .68
                                                                                        ======             ======


EBITDA

          EBITDA for the three and six months ended June 30, 2003 and 2002 is calculated as follows (in millions):



                                                   THREE MONTHS ENDED             SIX MONTHS ENDED
                                                       JUNE 30,                      JUNE 30,
                                                 ----------------------        ----------------------
                                                   2003           2002           2003           2002
                                                 -------        -------        -------        -------
Net income                                       $  60.4        $  61.0        $  77.2        $ 115.9

Cumulative effect of changes in accounting
principles, net of tax                                --             --           37.8             --

Provision for income taxes                          37.1           37.4           70.5           71.0

Other (income) expense, net                         (1.5)           (.3)          (2.3)           (.4)

Interest expense, net                               17.5           18.2           35.7           36.7

Accretion                                            3.1             --            6.2             --

Depreciation, amortization and depletion            59.4           49.4          116.2           93.8
                                                 -------        -------        -------        -------

EBITDA                                           $ 176.0        $ 165.7        $ 341.3        $ 317.0
                                                 =======        =======        =======        =======


          The Company believes that the presentation of EBITDA, which is a non-GAAP financial measure, provides useful information regarding the Company's results of operations as it is a basis the Company uses to value potential acquisition candidates. The Company's definition of EBITDA may not be comparable to similarly titled measures presented by other companies.

CASH FLOW

         The following table reflects certain components of the Company's unaudited consolidated statements of cash flows for the three and six months ended June 30, 2003 (in millions):


                                            THREE MONTHS ENDED           SIX MONTHS ENDED
                                                JUNE 30,                     JUNE 30,
                                        ----------------------        ----------------------
                                         2003           2002           2003           2002
                                        -------        -------        -------        -------
Depreciation, amortization and
   depletion of property and
   equipment                            $  58.2        $  48.1        $ 113.7        $  90.2

Amortization of intangible assets       $   1.2        $   1.3        $   2.5        $   3.6


Accretion expense                       $   3.1        $    --        $   6.2        $    --

Capital expenditures                    $ (64.1)       $ (67.6)       $ (88.1)       $(105.2)


         During the three and six months ended June 30, 2003, cash used in investing activities was $97.8 million and $121.9 million, respectively. Also during the three and six months ended June 30, 2003, cash provided by (used in) financing activities was $27.8 million and $(24.3) million, respectively.

         The Company defines free cash flow as cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of equipment as presented in the Company's consolidated statement of cash flows. The Company's free cash flow for the three and six months ended June 30, 2003 is calculated as follows (in millions):


                                                   THREE MONTHS ENDED        SIX MONTHS ENDED
                                                      JUNE 30, 2003           JUNE 30, 2003
                                                   ------------------        ----------------
      Cash provided by operating activities            $151.5                  $252.3
      Purchases of property and equipment               (64.1)                  (88.1)
      Proceeds from the sale of equipment                 1.5                     2.9
                                                       ------                  ------
      Free cash flow                                   $ 88.9                  $167.1
                                                       ======                  ======

         The Company believes that the presentation of free cash flow, which is a non-GAAP financial measure, provides useful information regarding the Company's ability to execute its financial strategy. In addition, the Company uses free cash flow to determine compensation. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

         Capital expenditures include $.6 million and $1.0 million of capitalized interest for the three and six months ended June 30, 2003 and 2002, respectively.

         As of June 30, 2003, accounts receivable were $264.6 million, net of allowance for doubtful accounts of $18.7 million, resulting in days sales outstanding of approximately 37 (or 25 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

         During the three months ended June 30, 2003, the Company paid approximately $30.7 million to repurchase 1.4 million shares of its stock. As of June 30, 2003, the Company had repurchased a total of 21.5 million shares of its stock for approximately $386.9 million and is authorized to repurchase up to an additional $63.1 million under its repurchase programs.

REVENUE

         The following table reflects total revenue of the Company by revenue source for the three and six months ended June 30, 2003 and 2002 (in millions):


                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                          JUNE 30,                       JUNE 30,
                                   ------------------------        ------------------------
                                     2003            2002            2003            2002
                                   --------        --------        --------        --------

      Collection:
          Residential              $  149.4        $  130.5        $  294.8        $  255.1
          Commercial                  175.7           174.6           349.6           345.7
          Industrial                  133.0           128.3           253.5           246.2
          Other                        12.5            13.6            25.0            25.7
                                   --------        --------        --------        --------
          Total collection            470.6           447.0           922.9           872.7
                                   --------        --------        --------        --------

       Transfer and disposal          249.3           221.6           464.6           408.7
       Less: Intercompany            (127.9)         (110.7)         (240.1)         (208.0)
                                   --------        --------        --------        --------
          Transfer and
            dispoal, net              121.4           110.9           224.5           200.7
       Other                           45.3            40.3            84.5            76.7
                                   --------        --------        --------        --------
          Total revenue            $  637.3        $  598.2        $1,231.9        $1,150.1
                                   ========        ========        ========        ========




         The following table reflects the Company's revenue growth for the three and six months ended June 30, 2003 and 2002:


                                     THREE MONTHS ENDED           SIX MONTHS ENDED
                                         JUNE 30,                    JUNE 30,
                                    -------------------          ------------------
                                     2003          2002          2003          2002
                                     ----          ----          ----          ----
      Core price                      1.8%          1.3%          1.7%          1.3%
      Commodities                      .2            .4            .4            .1
                                      ---           ---           ---           ---
        Total price                   2.0           1.7           2.1           1.4
                                      ---           ---           ---           ---

      Core volume                     1.8           1.3           2.3            .5
      Non-core volume                  .3            --            .3            .2
                                      ---           ---           ---           ---
        Total volume                  2.1           1.3           2.6            .7
                                      ---           ---           ---           ---

      Total internal growth           4.1           3.0           4.7           2.1

      Acquisitions                    1.8            .9           1.7           1.4
      Taxes*                           .6            --            .7            --
                                      ---           ---           ---           ---
        Total revenue growth          6.5%          3.9%          7.1%          3.5%
                                      ===           ===           ===           ===

----------
* Represents taxes levied on landfill volumes in certain states that are passed on to customers.